EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Annual Report (Form 10-K) of Valley National Bancorp of our report dated February 26, 2008, with respect to the consolidated financial statements of Valley National Bancorp.

We consent to the incorporation by reference in the following Registration Statements:

1.	Form S-8 (No. 333-124215, No. 33-52809, No. 33-56933, No. 333-25419, No. 333-65993, No. 333-133430, No. 33-61547, No. 333-75889, No. 333-77673 and No. 333-80507, No. 333-53888, No. 333-36667) pertaining to the Employee Savings and Incentive Plan of Valley National Bancorp,

2.	Form S-8 (No. 333-159050) pertaining to the Long Term Stock Incentive Plan,

3.	Form S-3 (No. 333-42958, as amended, No. 333-125595, No. 333-70996) of Valley National Bancorp,

4.	Form S-3D (No. 333-56425, No. 333-160285) of Valley National Bancorp,

5.	Form S-3ASR (No. 333-157561, No. 333-156370, No. 333-152077)

of our report dated February 26, 2008, with respect to the consolidated financial statements of Valley National Bancorp, included in the 2009 Annual Report to Shareholders of Valley National Bancorp.

New York, New York
February 26, 2010